Exhibit 10.2
AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

THIS AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT (this "Agreement") is entered into as of February 21, 2014, among the parties identified as "Grantors" on the signature pages hereto and such other parties as may become Grantors after the date hereof (individually a "Grantor", and collectively the "Grantors") and MIDCAP FUNDING IV, LLC, a Delaware limited liability company, in its capacity as administrative agent (in such capacity, the "Agent") for the holders of the Obligations (defined below).

RECITALS

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of May 8, 2013 (as it may be amended, amended and restated, joined, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Grantors, the lenders from time to time party thereto (the "Lenders"), and Agent, the Lenders have agreed to make Loans upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Original Credit Agreement (as defined in the Credit Agreement), each Grantor other than Pernix Sleep, Inc. (“Pernix Sleep”) entered into that certain Security and Pledge Agreement dated as of December 31, 2012 with Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Original Security Agreement”);

WHEREAS, in connection with entering into the Credit Agreement, Pernix Sleep joined the Original Security Agreement as “Grantor” thereunder and each other Grantor reaffirmed its prior grant and other obligations thereunder; and

WHEREAS, the Grantors have requested that Agent and the Lenders release their Liens on certain assets included as Collateral under the Original Security Agreement and Agent and Lenders are willing to so release such Liens, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(b) The following terms shall have the meanings assigned to such terms in the UCC:  Accession, As-Extracted Collateral, Chattel Paper, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Farm Products, Fixtures, General Intangible, Health-Care-Insurance Receivable, Instrument, Inventory, Letter-of-Credit Right, Manufactured Home, Proceeds, Payment Intangible, Security Entitlement, Securities Account, Securities Intermediary, Supporting Obligation and Tangible Chattel Paper.

(c) The following terms shall have the meanings set forth below:

"Accounts" means collectively (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any "Account" (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any Health-Care-Insurance Receivables, any Payment Intangibles and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, General Intangibles, rights, remedies, Supporting Obligations, Letter-of-Credit Rights and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by any Grantor or to which any Grantor is entitled in respect of or related to the foregoing, and (e) all Proceeds of any of the foregoing.

"Information Certificate" means each Information Certificate, in the form attached hereto as Exhibit A, prepared by each of the Grantors and delivered to the Agent on or prior to December 31, 2012, which such Information Certificate shall be updated, modified and supplemented from time to time pursuant to the terms hereof.

“Required Permits” means such licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals that are necessary for the possession, marketing, sale, or delivery for sale of any Product as such activity is being conducted by any applicable Grantor with respect to such Product at such time, including drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by state governments for the conduct of any Grantor’s business.

"Termination Date" means the date that (i) all Obligations (other than contingent obligations in respect of Letters of Credit and contingent indemnity obligations for which no claim has been assorted) have been paid in full, (ii) no commitments or other obligations of any Lender to provide funds to Borrower remain outstanding, and (iii) no Letter of Credit or Support Agreement remains outstanding (or, to the extent outstanding, such Letters of Credit have been cash collateralized as required under the Credit Agreement).

"UCC" means the Uniform Commercial Code in effect from time to time in the State of Maryland.

2. Grant of Security Interest in the Collateral.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Grantor hereby (a) reaffirms its prior grant to Agent, for its benefit and the benefit of the Lenders, of a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the Collateral described below and (b) grants to the Agent, for its benefit and the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

(a) all Accounts;

(b) all cash and currency;

(c) all Deposit Accounts;

(d) all Securities Accounts;

(e) all Security Entitlements;

(f) all Inventory;

(g) all Required Permits; and

(h) all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary in this Agreement, the “Collateral” shall include Required Permits only to the extent necessary for Agent to have the ability in the event of a liquidation of any Inventory to dispose of or transfer to a third party such Inventory in accordance with Agent’s rights and remedies under this Agreement and the other Financing Documents in accordance with applicable law.  For purposes of clarity, Agent shall have no right to transfer such Required Permits to a third party and shall cooperate with any efforts by a Grantor or designee to transfer such Required Permits so long as such transfer does not interfere with Agent’s rights and remedies under this Agreement and the other Financing Document with respect to the Inventory.

Each Grantor hereby acknowledges and agrees that the security interest created hereby in its Collateral constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising, including, without limitation, any amounts currently outstanding and any future advances.

3. Representations and Warranties.  Each Grantor hereby represents and warrants to the Agent, for the benefit of the Lenders, that:

(a) Ownership.  Such Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

(b) Security Interest/Priority.  This Agreement creates a valid security interest in favor of the Agent, for the benefit of the Lenders, in the Collateral and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in the Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.  With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Grantor, the applicable Securities Intermediary or bank and the Agent of a deposit account control agreement or securities account control agreement, as applicable, the Agent shall have a valid and perfected, first priority security interest in such Collateral.

(c) Types of Collateral.  On the Restatement Closing Date, none of the Collateral consists of, or is the Accession or Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.  Each of the Grantors has delivered to the Agent an Information Certificate in the form attached hereto as Exhibit A.  Each Grantor represents that the completed Information Certificate delivered to the Agent is true and correct in all material respects and the facts contained in the Information Certificate are accurate in all material respects, in each case as of the Restatement Closing Date.  Each Grantor hereby agrees that it shall supplement its Information Certificate promptly upon obtaining information which would require any material correction or addition to the Information Certificate and such Grantor shall promptly deliver such updated Information Certificate to the Agent; provided that, in any event, Grantors shall have delivered an updated Information Certificate, with all information set forth therein accurate in all respects as of the Restatement Closing Date, within thirty (30) days after the date hereof.

(d) Inventory.  With respect to any Inventory of a Grantor, such Grantor has exclusive possession and control of such Inventory except for (i) Inventory in transit with common carriers or (ii) Inventory disposed of as permitted by the Credit Agreement.  No Inventory of a Grantor is held by a Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

(e) [Intentionally Omitted].

(f) [Intentionally Omitted].

(g) Contracts; Agreements; Licenses.  The Grantors have no material contracts, agreements or licenses (including the Material Contracts) constituting Collateral which are non-assignable by their terms or as a matter of law, or which prevent the granting of a security interest therein, except for those contracts, agreements or licenses where (i) such prohibition or default has been waived or consented to by the third party that is party to such contract, agreement or license or (i) such prohibition or default would be rendered ineffective according to the relevant provisions of the UCC, any other applicable law or principles of equity.

(h) [Intentionally Omitted].

(i) Consents; Etc.  Except for (i) the filing or recording of UCC financing statements, (ii) customary and legally required procedures to foreclose or otherwise realize upon a Lien and (iii) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is required for (A) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor (other than as set forth on Schedule 3(i)), (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC or the granting of control (to the extent required under Section 4(b) hereof) or (C) the exercise by the Agent or the Lenders of the rights and remedies provided for in this Agreement.

(j) [Intentionally Omitted].

(k) Accounts.

(i) No amount payable to such Grantor under or in connection with any Accounts is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

(ii) The amounts represented by such Grantor to the Agent from time to time as owing to such Grantor in respect of the Accounts will at such times be accurate.

(l) [Intentionally Omitted].

(m) [Intentionally Omitted].

(n) [Intentionally Omitted].

4. Covenants.  Each Grantor covenants that until the Termination Date, such Grantor shall:

(a) Maintenance of Perfected Security Interest.  Maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3(b) and shall defend such security interest and such priority against the claims and demands of all Persons.

(b) Instruments/Chattel Paper/Control.

(i) If any amount in excess of $100,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, Grantor shall ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession or control of such Grantor at all times or, if requested by the Agent to perfect its security interest in such Collateral, is delivered to the Agent duly endorsed in a manner satisfactory to the Agent.  Such Grantor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Agent indicating the Agent's security interest in such Tangible Chattel Paper.

(ii) Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Agent for the purpose of obtaining and maintaining control (as such term is used in Articles 8 and 9 of the UCC) with respect to any Collateral consisting of (i) Deposit Accounts, (ii) Securities Accounts and Securities Entitlements, (iii) Letter-of-Credit Rights and (iv) Electronic Chattel Paper.

(c) Collateral Held by Warehouseman, Bailee, etc.  If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor, and the Agent so requests, (i) notify such Person in writing of the Agent's security interest therein, (ii) instruct such Person to hold all such Collateral for the Agent's account and, while an Event of Default exists, subject to the Agent's instructions and (iii) obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Agent.

(d) Treatment of Accounts.  Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, in each case other than as normal and customary in the ordinary course of a Grantor's business.  The Agent shall have the right to make test verifications of the Accounts in any reasonable manner and through any medium that it considers advisable, and Grantors shall fully cooperate with the Agent in connection therewith.

(e) [Intentionally Omitted].

(f) Inventory.  Not permit any Inventory to be kept at a location other than that listed on the Information Certificate except for (A) Inventory in transit and (B) Inventory disposed of as permitted by the Credit Agreement or herein.

(g) Books and Records.  Mark its books and records to reflect the security interest granted pursuant to this Agreement.

(h) [Intentionally Omitted].

(i) Nature of Collateral.  At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless Agent shall have a perfected Lien on such Fixture or real property.

(j) [Intentionally Omitted].

(k) [Intentionally Omitted].

(l) [Intentionally Omitted].

(m) [Intentionally Omitted].

(n) Notices.  Promptly notify the Agent in writing of its acquisition of any interest after the date hereof in any property constituting Collateral that is of a type that requires the security interest or lien therein to be registered, recorded or filed under, or notice given under, any federal statute or regulation.

5. [Intentionally Omitted].

6. Filing of Financing Statements, Notices, etc.  Each Grantor hereby authorizes the Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Agent may from time to time reasonably deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and each such Grantor hereby ratifies all such financing statements heretofore filed by the Agent.  Each Grantor shall also execute and deliver to the Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Agent may reasonably request) and do all such other things as the Agent may reasonably deem necessary or appropriate (i) to assure to the Agent of its security interests in the Collateral and the attachment and perfection thereof, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Agent of its rights and interests hereunder.  In addition, each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Agent from time to time, upon the reasonable request of the Agent, all such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, document of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, power of attorney, certificates, reports and other assurances or instruments and take all such further steps relating to the Collateral and other property or rights covered by the security interests hereby granted, which the Agent shall from time to time deem reasonably appropriate to perfect, preserve or protect its security interests in the Collateral.  Such Grantor also hereby ratifies its authorization for the Agent to have filed any initial financing statement or amendment thereto under the UCC in effective in any jurisdiction if filed prior to the date hereof.

7. Advances.  If any Grantor fails to perform any of the covenants and agreements contained herein, the Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Agent may make for the protection of the security interests in the Collateral or which Agent may be compelled to make by operation of Law.  All such sums and amounts so expended shall:  (a) be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefore; (b) constitute additional Obligations; and (c) bear interest from the date said amounts are expended until said amounts are fully reimbursed by the Grantors at the Default Rate.  Neither the performance of any covenant or agreement by the Agent on behalf of any Grantor, nor the advance or expenditure therefor, shall relieve the Grantors of any Default or Event of Default.  The Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. Remedies.

(a) General Remedies.  Upon the occurrence of an Event of Default and during continuation thereof, the Agent shall have, in addition to the rights and remedies provided herein, in the Financing Documents, in any other documents relating to the Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Agent at the expense of the Grantors any Collateral at any place and time designated by the Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (at any exchange or broker's board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements).  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner.  Neither the Agent's compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale.  To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by applicable Law, Agent or any Lender may be a purchaser at any such sale.  To the extent permitted by applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of applicable Law, the Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Agent may further postpone such sale by announcement made at such time and place.

(b) Remedies Relating to Accounts.  During the continuation of an Event of Default, whether or not the Agent has exercised any or all of its rights and remedies hereunder (except as prohibited by applicable Law, including without limitation, the federal anti-assignment provisions of 42 USC §1396a(a)(32) and §1395g(c), as construed by the Centers for Medicare & Medicaid Services ("CMS")), (i) each Grantor will promptly upon request of the Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Agent and (ii) the Agent shall have the right to enforce any Grantor's rights against its customers and account debtors, and the Agent or its designee may notify any Grantor's customers and account debtors that the Accounts of such Grantor have been assigned to the Agent or of the Agent's security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Agent's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Obligations in the Accounts.  Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Agent in accordance with the provisions hereof shall be solely for the Agent's own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein.  Neither the Agent nor the Lenders shall have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.  Furthermore, during the continuation of an Event of Default, (i) the Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Agent may require in connection with such test verifications, (ii) upon the Agent's request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

(c) [Intentionally Omitted].

(d) Access.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, the Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e) Nonexclusive Nature of Remedies.  Failure by the Agent or the holders of the Obligations to exercise any right, remedy or option under this Agreement, any other Financing Document, any other agreement or document relating to the Obligations, or as provided by Law, or any delay by the Agent or the holders of the Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Agent or the holders of the Obligations shall only be granted as provided herein.  To the extent permitted by Law, neither the Agent, the holders of the Obligations, nor any party acting as attorney for the Agent or the holders of the Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than to the extent that any losses or liabilities with respect thereto are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from their gross negligence or willful misconduct hereunder. The rights and remedies of the Agent and the holders of the Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Agent or the holders of the Obligations may have.

(f) Retention of Collateral.  In addition to the rights and remedies hereunder, the Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations.  Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligation for any reason.

(g) Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agent or the Lenders are legally entitled, or entitled to hereunder or under any other Financing Document, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel.  Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(h) Consent to Receiver.  Without limiting the generality of the foregoing or limiting in any way the rights of the Lenders and the Agent under the Credit Agreement, this Agreement or the other Financing Documents or otherwise under applicable Laws, at any time after the occurrence, and during the continuance, of an Event of Default, the Agent shall be entitled to apply for and have a receiver or receiver and manager appointed under state or federal law by a court of competent jurisdiction in any action taken by the Agent or the Lenders to enforce their rights and remedies under the Credit Agreement, hereunder and under the other Financing Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the Grantors or any of them, and to collect all revenues and profits thereof and apply the same to the payment of all reasonable expenses and other charges of such receivership, including the reasonable compensation of the receiver, and to the payment of the Loans and other Obligations until a sale or other disposition of such Collateral shall be finally made and consummated.  EACH GRANTOR HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, AS PROVIDED ABOVE.  EACH GRANTOR GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, ACKNOWLEDGES THAT THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE AGENT AND LENDERS IN CONNECTION WITH THE ENFORCEMENT OF THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER FINANCING DOCUMENTS, AND THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING LENDERS TO PROVIDE (AND COMMIT TO PROVIDE) FINANCIAL ACCOMMODATIONS TO BORROWER, AND AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE AGENT AND LENDERS IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL AND PROPERTY OF BORROWER AND ITS SUBSIDIARIES.  NO RIGHT CONFERRED UPON LENDERS OR THE AGENT HEREBY OR BY ANY FINANCING DOCUMENT SHALL BE EXCLUSIVE OF ANY OTHER RIGHT REFERRED TO HEREIN OR THEREIN OR NOW OR HEREAFTER AVAILABLE AT LAW, IN EQUITY, BY STATUTE OR OTHERWISE.

9. Rights of the Agent.

(a) Power of Attorney.  In addition to other powers of attorney contained herein each Grantor hereby designates and appoints the Agent, on behalf  itself and the Lenders, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Agent may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Agent may deem reasonably appropriate;

(iv) receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Agent were the absolute owner thereof for all purposes;

(vi) adjust and settle claims under any insurance policy relating thereto;

(vii) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii) institute any foreclosure proceedings that the Agent may deem appropriate;

(ix) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(x) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct (except as prohibited by applicable Law, including without limitation, the federal anti-assignment provisions of 42 USC §1396a(a)(32) and §1395g(c), as construed by CMS);

(xi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(xii) to withdraw all monies or securities held in any account for application to the Obligations in accordance with the Credit Agreement;

(xiii) to accelerate any note pledged to the Agent pursuant to this Agreement or any other Financing Document which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any such note (including, without limitation, to make any demand for payment thereon); and

(xiv) do and perform all such other acts and things as the Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction.  This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Assignment by the Agent.  The Agent may from time to time assign the security interests to a successor administrative agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Agent under this Agreement in relation thereto.

(c) Agent's Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Agent hereunder, the Agent (and the other Lenders) shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Agent and the other Lenders shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.  In the event of a public or private sale of Collateral pursuant to Section 8 hereof, the Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d) Liability with Respect to Accounts.  Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account.  Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e) [Intentionally Omitted].

10. Application of Proceeds.  Upon the acceleration of the Obligations pursuant to the Credit Agreement, any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Agent or any Lender in cash or its equivalent, will be applied in reduction of the Obligations in the order and priority set forth in (or otherwise dictated by) the Credit Agreement.

11. Reinstatement.  This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender as a preference, fraudulent conveyance or otherwise under any debtor relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

12. Amendments; Waivers; Modifications, etc.  This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in the Credit Agreement.

13. Successors in Interest.  This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Agent and the holders of the Obligations hereunder, to the benefit of the Agent and the holders of the Obligations and their successors and permitted assigns.

14. Notices.  All notices required or permitted to be given under this Agreement shall be in conformance with the notice provisions set forth in the Credit Agreement.

15. Counterparts.  This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

16. Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

17. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.  The terms of Sections 12.10 and 12.11 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial (and, where applicable, judicial reference) are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

18. Severability.  If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

19. Entirety.  This Agreement, the other Financing Documents and the other agreements and documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Financing Documents, any other agreements and documents relating to the Obligations, or the transactions contemplated herein and therein.

20. Other Security.  To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Agent or the Lenders under this Agreement, under any other of the Financing Documents or under any other document relating to the Obligations.

21. Rights of Required Lenders.  All rights of the Agent hereunder, if not exercised by the Agent, may be exercised by the Required Lenders upon written notice to the Grantors that the Required Lenders have so chosen to exercise such rights.

22. Additional Grantors.  Each Subsidiary of Borrower that is required to become a party to this Agreement pursuant to Section 4.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery to the Agent of a joinder agreement in form and substance acceptable to Agent.

23. Joint and Several Liability.  Notwithstanding anything to the contrary in this Agreement or the other Financing Documents, all payment and performance obligations of the Grantors arising under this Agreement and the other Financing Documents shall be joint and several obligations of each Grantor secured by all the Collateral.  The Agent may apply any portion of the Collateral to satisfy any of the Obligations.

24. Waiver of Subrogation.  If the Agent exercises any of the remedies referred to above in respect of any of the Collateral and applies any of the proceeds of any Collateral to any amounts owing to Agent or any Lender under the Financing Documents, no Grantor shall, in respect of such monies, seek to enforce repayment, obtain the benefit of any security, be indemnified or receive Collateral from any Borrower or a contribution from any other Person, or exercise any other rights or legal remedies of any kind which may accrue to any Grantor against any Borrower, whether by way of subrogation, offset, counterclaim or otherwise, in respect of the amount so payable or so paid (or in respect of any other monies for the time being due to any Grantor from any Borrower) until the Termination Date occurs; provided however that, in no circumstances shall any Grantor make a claim against any Collateral owned by any other Grantor prior to the occurrence of the Termination Date.  Each of the Grantors shall hold in trust for, and forthwith pay or transfer to, the Agent any payment or distribution or benefit of security received by such Grantor contrary to this Section 24.

25. Marshalling.  The Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurance of payment of, the Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent hereunder or in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  Each Grantor hereby agrees that it will not invoke any law relating to the marshalling of Collateral or other collateral security which might cause delay in or impede the enforcement of the Agent's rights under this Agreement, the other Financing Documents, or any other document or Instrument that creates, evidences, guaranties or secures any of the Obligations, and each Grantor hereby irrevocably waives the benefits of all such laws.

26. Waiver of Bond.  Each Grantor hereby waives the posting of any bond otherwise required of the Agent in connection with any judicial process or proceeding (i) to realize on the Collateral or any other security for its obligations hereunder, (ii) to enforce any judgment or other court order entered in favor of the Agent, or (iii) to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement, any other Financing Document or any other agreement or document between the Agent and such Grantor.

27. Certain Releases.  Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor permitted by the Financing Documents (other than sales of Inventory in the ordinary course of such Grantor’s business), the Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the security interest granted herein.

28. Amendment and Restatement; Release of Liens; Return of Tangible Collateral.

(a) This Agreement shall become effective, and shall amend and restate the Original Security Agreement, upon the execution of this Agreement and that certain Amendment No. 1 to Amended and Restated Credit Agreement by Grantors, Agent and the other parties thereto and delivery of updated schedules to this Agreement (the “Effective Time”), and from and after such effective time, (i) all references made to the Original Security Agreement in the Financing Documents or in any other instrument or document executed and/or delivered pursuant thereto shall, without anything further, be deemed to refer to this Agreement and (ii) the Original Security Agreement shall be deemed amended and restated in its entirety hereby.

(b) This Agreement is entered into and delivered to Agent and the Lenders in replacement of and substitution for, and not in satisfaction for, the Original Security Agreement.  Each Grantor acknowledges that the Obligations have not been satisfied.  Each Grantor further acknowledges that all of the Liens granted by such Grantor under the Original Security Agreement in the assets included as “Collateral” in Section 2 of this Agreement are hereby reaffirmed and shall continue hereafter to secure the Obligations, until all Obligations are repaid in full in cash and the Financing Agreements are terminated.

(c) Effective as of the Effective Time, Agent hereby terminates, releases and discharges its Liens, held for its benefit and the benefit of the Lenders, in all assets of the Grantors other than the “Collateral” described in Section 2 of this Agreement (such other assets, the “Excluded Collateral”), without representation, warranty or recourse of any kind or nature.  Promptly following the Effective Time, Agent agrees to (i) file, or direct a designee to file, UCC-3 financing statements amending any financing statements currently of record naming Agent or Agent’s predecessor in interest as “Secured Party” and a Grantor as “debtor” to describe the collateral thereon as defined in Section 2 of this Agreement and, if filed by a designee, in form and substance reasonably acceptable to Agent, (ii) execute and deliver releases in order to evidence the release of Liens granted under the Original Security Agreement related to Intellectual Property and uncertificated equity and (iii) return to Grantors all equity certificates in the possession of Agent.  Such release shall relate solely to the Excluded Collateral.  Nothing herein shall be construed as a release of any “Collateral” (as such term is defined in Section 2 of this Agreement) other than the Excluded Collateral.  Upon any Grantor’s reasonable request from time to time following the Effective Time, Agent will execute and deliver such additional releases or other documents as may be necessary to effectively terminate any and all of Agent’s Liens in the Excluded Collateral.

[The remainder of this page is left blank intentionally.]

(Signature Page to Amended and Restated Security and Pledge Agreement)

IN WITNESS WHEREOF, intending to be legally bound, and intending that this agreement constitute an agreement executed under seal, each of the parties have caused this Agreement to be executed under seal the day and year first above mentioned.

GRANTORS:
PERNIX THERAPEUTICS HOLDINGS, INC., a Maryland corporation
By: /s/ Douglas Drysdale(SEAL)
Name: Douglas Drysdale
Title:   President and Chief Executive Officer
Address:
10863 Rockley Road
Houston, TX 77099
Fax: 800-793-2145

MACOVEN PHARMACEUTICALS, LLC, a Louisiana limited liability company
By:        Pernix Therapeutics, LLC, a Louisiana
limited liability company
Its:        Sole Member and Sole Manager
By:         Pernix Therapeutics Holdings, Inc., a
Maryland corporation
Its:         Sole Member and Sole Manager
By:         /s/ Douglas Drysdale(SEAL)
Name: Douglas Drysdale
Title:   President and Chief Executive Officer

PERNIX MANUFACTURING, LLC, a Texas limited liability company
By:        Pernix Therapeutics Holdings, Inc., a
Maryland corporation
Its:        Sole Member
By:         /s/ Douglas Drysdale(SEAL)
Name: Douglas Drysdale
Title:   President and Chief Executive Officer

(Signature Page to Amended and Restated Security and Pledge Agreement)

GRANTORS:
PERNIX THERAPEUTICS, LLC,
a Louisiana limited liability company
By:        Pernix Therapeutics Holdings, Inc.,
a Maryland corporation
Its:        Sole Member and Sole Manager
By:      /s/ Douglas Drysdale           (SEAL)
Douglas Drysdale
President and Chief Executive Officer

CYPRESS PHARMACEUTICALS, INC., a Mississippi corporation By: /s/ Michael C. Pearce(SEAL) Michael C. Pearce President and Chief Executive Officer

GAINE, INC., a Delaware corporation By: /s/ Cooper C. Collins(SEAL) Cooper C. Collins President and Chief Executive Officer

GRANTORS:	RESPICOPEA INC., a Delaware corporation By: /s/ Cooper C. Collins(SEAL) Cooper C. Collins President
HAWTHORN PHARMACEUTICALS, INC., a Mississippi corporation By: /s/ Cooper C. Collins(SEAL) Cooper C. Collins President and Chief Executive Officer
PERNIX SLEEP, INC., a Delaware corporation By: /s/ Cooper C. Collins(SEAL) Cooper C. Collins President and Chief Executive Officer

GRANTORS:	GTA GP, INC., a Maryland corporation By: /s/ Cooper C. Collins(SEAL) Cooper C. Collins President and Chief Executive Officer
GTA LP, INC., a Maryland corporation By: /s/ Cooper C. Collins(SEAL) Cooper C. Collins President and Chief Executive Officer

Accepted and agreed to as of the date first above written.

AGENT:	MIDCAP FUNDING IV, LLC, as Agent By:/s/ Brett Robinson (SEAL) Brett Robinson Managing Director

SCHEDULE 3(i)

CONSENTS

EXHIBIT A

INFORMATION CERTIFICATE

See attached.